                                                                                                                        EXHIBIT 3.2

                                                  CERTIFICATE OF RETIREMENT OF STOCK

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NAVISTAR INTERNATIONAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST:  That at a meeting of the Board of Directors of Navistar International Corporation, a resolution was duly adopted which identified shares of the capital stock of said corporation, which, to the extent hereinafter set forth, had the status of retired shares, and which retired shares had capital applied in connection with their acquisition.

         SECOND:  The shares of capital stock of the corporation, which are retired, are identified as being the Class B Common (the
"Class B") shares of the capital stock with a par value of $.10 per share.

         THIRD:  That the Restarted Certificate of Incorporation of the corporation prohibits the reissuance of the shares of Class B stock when so retired and that the shares so retired constitute all the authorized shares of the Class B stock; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this
Certificate as therein  provided, the Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the  corporation by the elimination therefrom of all reference to said Class B stock,  comprising
26,000,000 shares Class B par value of $.10 per share.

         FOURTH:  This Certificate of Retirement of Stock shall be effective on July 30, 2003.

         IN WITNESS WHEREOF, said NAVISTAR INTERNATIONAL CORPORATION has caused this Certificate to be signed by Gregory Lennes, its
Assistant Secretary, this 30th day of July 2003.

Navistar International Corporation

/s/  Gregory Lennes
     Gregory Lennes
     Assistant Secretary

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